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                                                  EXHIBIT 4(i)

-------------   From and after          , or such earlier date after           , as may be determined               ---------------
   NUMBER       by J.W. Barclay & Co., Inc. (the "Separation Date"),  the share of the Preferred Stock and the           UNITS
                Warrant which comprise each Unit will be separately transferable and will be evidenced by a
 EIU            Preferred Stock Certificate and a Warrant Certificate, each to be issued to the holder of this Unit
-------------   Certificate upon surrender of this Unit Certificate to the Transfer Agent of the Company.           ---------------



                          EUROWEB INTERNATIONAL CORP.
              Incorporated Under The Laws Of The State of Delaware                                            SEE REVERSE FOR
                                                                                                              CERTAIN DEFINITIONS
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                                      UNITS                                                                CUSIP 298801  30  9


This certifies that:






is owner of

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Each Unit ("Unit") consists of one share of Series A Convertible Cumulative Redeemable Preferred Stock (the "Preferred Stock") and
one Common Stock Purchase Warrant (the "Warrant") of Euroweb International Corp. (the "Company"). Each share of Preferred Stock is convertible at any time on or after the Separation Date into shares of Common Stock. The Company will furnish without charge to each unitholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Each Warrant entitles the holder to purchase one share of the Common Stock of the Company for $.00 per share at any time
on or after the Separation Date and before 5:00 p.m. New York, New York Time on       ,. The terms of the Warrants are governed by
a Warrant Agreement dated as of (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as
Warrant Agent (the "Warrant Agent") and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance thereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 40 Wall Street, New York, NY 10005 and are available to any Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


DATED:


EUROWEB INTERNATIONAL CORP.                            [SEAL]


/s/Frank R. Cohen                                                                 /s/Robert Genova
-----------------                                                                 ----------------

Countersigned and Registered

  American Stock Transfer & Trust Company, New York, NY
                                             Transfer Agent and Registrar

  By:

                         Authorized Signature

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(Reverse side)



                           EUROWEB INTERNATIONAL CORP.

                                      UNITS

         The following abbreviations, when used in the inscription on the face of this certificale, shall be construed as though they were written out in full according to applicable laws or regulations:

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
         TEN COM - as tenants in common              UNIF GIFT MIN ACT - ..........Custodian.........
         TEN ENT - as tenants by the entireties                                 (Cust)             (Minor)
         JT TEN - as joint tenants with right of                                under Uniform Gifts to Minors
                     survivorship and not as tenants

                     in common                                                          Act............
                                                                                                  (State)

     Additional abbreviations may also be used though not in the above list.

     For Value Received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

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                   (Please print or typewrite name and address, including zip code of assignee)

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---------------------------------------------------------------------------------------------------------------------------Units
of securities represented by the within Certificate, and do hereby irrevocably constitute and appoint


----------------------------------------------------------------------------------------------------------------------------Attorney
to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.


Dated_______________



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                                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.




THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY
PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK
OR TRUST COMPANY OR A MEMBRR FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE
WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM
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STOCK MARKET INFORMATION EXCHANGE
www.stockinformation.com
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